Exhibit 10.04
GUST AMENDMENT AND RESTATEMENT
OF THE
MONRO MUFFLER BRAKE, INC.
RETIREMENT PLAN

FOREWORD
Effective as of February 1, 1972, in order to provide retirement benefits for its eligible employees, Monro Muffler Brake, Inc. adopted the Monro Muffler Brake, Inc. Retirement Plan (the “Plan”).
Effective as of April 1, 1980, the Plan was amended and restated to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1954, as amended by the Employee Retirement Income Security Act of 1974 (hereinafter “ERISA”).
Effective April 1, 1984, the Plan was amended and restated to meet the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984.
Effective as of April 1, 1989 (and as of such other dates as are specified in the text) the Plan is amended and restated to conform to the requirements of the Internal Revenue Code of 1986 (hereinafter the “Code”), the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992 and other applicable rules and legislation.
The Plan is intended to continue to provide retirement and other incidental benefits to Eligible Employees (as defined herein).
The terms and provisions of the Plan as hereinafter set forth and as it hereinafter may be amended from time to time, establish the rights and obligations with respect to Participants (as defined herein) employed on or after April 1, 1989. Except to the extent otherwise provided herein, or required by applicable laws, the terms and provisions of the Plan as in effect on or after April 1, 1989 establish the rights and obligations with respect to Participants whose employment terminates on or after April 1, 1989. The rights of any person who terminated employment or who retired on or before the effective date of a particular amendment shall be determined by the terms of the Plan as in effect on the date of his or her termination of employment or retirement unless otherwise required by law; provided, however, that the time and form in which benefits, if any, will be paid, shall be determined under the terms of the Plan as in effect on his or her commencement of benefits.
The Plan is intended to comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and Sections 401(a) and 501(a) of the Internal Revenue Code of 1986.
NOW, THEREFORE, effective April 1, 1997, with respect to changes intended to comply with the Small Business Job Protection Act of 1996 (“SBJPA”); effective April 1, 1998, with respect to changes intended to comply with the Taxpayer Relief Act of 1997 (“TRA”); effective April 1, 1999, with respect to changes intended to comply with the Internal Revenue Service Restructuring and Reform Act of 1998 (“RRA”); effective December 12, 1994, with respect to changes intended to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”); effective April 1, 1995, with respect to changes intended to comply with the General Agreement on Tariffs and Trade (“GATT”); effective April 1, 2001, with respect to changes intended to comply with the Community Renewal Tax Relief Act of 2000 (“CRA”); and effective April 1, 2002 (or such other date noted herein), with respect to all other changes, the Plan is hereby amended and restated in its entirety as follows:

DEFINITIONS
The following words and phrases shall have the meanings set forth below unless a different meaning is plainly required by the context. Wherever any words are used in the singular, they shall be construed as though they were used in the plural in all appropriate cases.
“Accrued Benefit” means the retirement benefit a Participant would receive at his or her Normal Retirement Date as determined under Section 3.1(b), multiplied by a fraction, not greater than 1, the numerator of which is the Participant’s total number of Years of Service as of the date of determination and the denominator of which is the aggregate number of Years of Service the Participant would have accumulated if he or she had continued his or her employment until the earlier of his or her (a) Special Early Retirement Date or (b) Normal Retirement Date.
“Actuarial Equivalent” with respect to a benefit means a benefit of equivalent value when computed on the basis of the actuarial assumptions indicated in the applicable Exhibit to the Plan.
“Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity or any other form.
“Appropriate Form” means the written form provided or prescribed by the Committee for the particular purpose.
“Average Monthly Compensation” means the Compensation paid by the Company to a Participant during those ten last consecutive Plan Years, prior to the Plan Year in which the Participant’s retirement occurs, divided by the number of Plan Years times 12. If a Participant has less than 10 full consecutive Plan Years from his or her date of employment to his or her date of termination, his or her Average Monthly Compensation will be the Compensation paid by the Company to a participant during the most recently completed full Plan Years, but no more than ten, divided by the number of Plan Years times 12.
Compensation subsequent to termination of participation pursuant to Section 2.7 shall not be recognized.
“Beneficiary” means the person(s), estate or trust designated by a Participant pursuant to Section 5.4.
“Board of Directors” or “Board” means the Board of Directors of Monro Muffler Brake, Inc.
“Code” means the Internal Revenue Code of 1986 as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.
“Committee” means the administrative committee appointed by the Board to manage and administer the Plan in accordance with the provisions of Section 7 hereof.
“Company” means Monro Muffler Brake, Inc. and any successor to such corporation by merger, purchase, reorganization or otherwise.
“Compensation” means the total wages, salaries or other cash payments paid by the Employer, during the Plan Year, including the amount of any payments directly made by the Company to an Employee for non-work related sickness or disability for up to the first 90 days of such sickness or disability, and the amount of any reductions in the Participant’s otherwise payable compensation attributable to any “cafeteria plan” maintained by an Employer under Code § 125, and excluding the following:

the amount of any payment (including any amount paid by an employer for insurance or annuities, or into a fund, to provide for any such payment) made to, or on behalf of, an employee or any of his or her dependents under a plan or system established by an employer which makes provision for his or her employees generally (or for his or her employees generally and their dependents) or for a class or classes of his or her employees (or for a class or classes of his or her employees and their dependents), on account of (i) sickness or accident disability which are received under a workers’ compensation law, or (ii) medical or hospitalization expenses in connection with sickness or accident disability, or (iii) death, except that this paragraph does not apply to a payment for group term life insurance to the extent that such payment is includible in the gross income of the employee, any payment on account of sickness or accident disability, or medical or hospitalization expenses in connection with sickness or accident disability, made by an employer to, or on behalf of, an employee after the expiration of 6 calendar months following the last calendar month in which the employee worked for such employer, the payment by an employer (without deduction from the remuneration of the employee) (i) of the tax imposed upon an employee under Code §3101, or (ii) of any payment required from an employee under a State unemployment compensation law, imputed income,
reimbursed expenses,
any contributions or benefits arising in connection with this Plan or in connection with any other employee benefit or welfare plan of the Company (except as other wise noted elsewhere in this Section 1.11).
any payment made by an Employer to an Employee, if at the time such payment is made such Employee is entitled to disability insurance benefits under §223(a) of the Social Security Act and such entitlement commenced prior to the calendar year in which such payment is made, and if such employee did not perform any services for such employer during the period for which such payment is made; and
such other payments as determined by the Committee under uniform rules applicable to all Employees similarly situated.
The Compensation of a Participant for a Plan Year shall not exceed the lesser of $100,000, or the dollar limit set forth in Section 401(a)(17) of the Code, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.
“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Employee, former Employee, Spouse or Surviving Spouse.
“Early Retirement” means retirement of a Participant after age 55 but before age 65 provided that the Participant has at least 10 Years of Vesting Service at the time of retirement.
“Early Retirement Date” means the date prior to Normal Retirement Date on which a Participant’s retirement benefit payments commence, which date shall be the first day of the month coincident with or next following the date on which a Participant commences Early Retirement, or such later date (prior to Normal Retirement Date) as the Participant shall select.

“Effective Date” means February 1, 1972. The Effective Date for this restatement can be found in the Foreword of the Plan. For any Employer (as defined in Section 1.19) added subsequent to the date of this restatement, Effective Date means the date on which such addition took place.
“Eligible Employee” means an Employee who has attained age 21 and who has completed his or her “Eligibility Service” (as defined below). An Eligible Employee shall participate in the Plan as set forth in Section 2.1.
The term “Eligible Employee” shall not include (a) an Employee who is represented by any collective bargaining agent, or included in any collective bargaining unit, recognized by the Company unless and until such Company and the collective bargaining agent agree that the Plan shall apply to such unit (provided that employee benefits have been the subject of good faith bargaining); (b) a leased employee as defined in Code §414(n)(2); or (c) any person engaged by the Employer as an “independent contractor,” even if it should later be determined by a governmental agency for some other purpose that such person is or was an “employee.”
An Employee shall have completed his or her “Eligibility Service” upon the first anniversary of his or her date of hire if he or she completed 1,000 or more Hours of Service during the 12 month period ending on such anniversary date. Subsequent Eligibility Service shall be measured by the completion of 1,000 or more Hours of Service during a Plan Year beginning with the Plan Year that commences during such period or in any subsequent Plan Year.
Service with a Group member shall be treated as employment with the Employer solely for purposes of determining eligibility for participation in the Plan.
“Eligible Retirement Plan” means an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), an annuity plan described in Code §403(a), or a qualified trust described in Code §401(a), that accepts the Employee, former Employee, Spouse or Surviving Spouse’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
“Employee” means any person employed by the Employer or a member of the Group but does not include any person whose relationship to the Employer under common law is that of an independent contractor. To the extent provided by Section 1.26, the term Employee also shall include a Leased Employee.
“Employer” means the Company and any subsidiary or affiliated entity which, with the approval of the Board and subject to such conditions as the Board may impose, adopts this Plan, and any successor or successors of any of them. If a subsidiary of the Company or a Group member adopts the Plan pursuant to Section 13.1, it shall be deemed the Employer with respect to its employees.
“Entry Date” means either April 1st or October 1st of any Plan Year.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time-to-time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.
“Group” means the Employer and any other company which is related to the Employer as a member of a controlled group of corporations (as defined in Code §414(b)); as a trade or business under common control (as defined in Code §404(c)); any organization which is a member of an affiliated service group (as defined in Code §414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Code §414(o). In determining the period of employment of an Employee, each such other employer shall be treated as a member of the Group only for such period or periods during which it is actually a Group member.

“Hour of Service” means:
Each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties as an Employee by an Employer or by a Group member;
Each hour for which an Employee is directly or indirectly paid, or entitled to payment by an Employer or by a Group member for reasons (such as vacation, sickness or disability) other than for the performance of duties, but counting as Hours of Service no more than 501 of such hours during any single continuous period during which no duties are performed; and
Effective as of August 5, 1993, in the case of a family and medical leave of absence, a Participant shall be credited, to the extent required by the Family and
Medical Leave Act of 1993, for purposes of eligibility for participation and vesting, with the total number of Hours of Service he or she would have worked had he or she not been on a family and medical leave of absence; and
Each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by an Employer or by a Group member.
In the event that an Employee is compensated on other than an hourly basis, the Employee shall be deemed to have completed 40 Hours of Service for each full week of employment, prorated on a daily basis. A Participant shall be deemed to have completed 40 Hours of Service for each full week of leave of absence approved for military service.
The same Hours of Service shall not be credited both under paragraphs (a) and (b) above, as the case may be, and paragraph (c) above, and each hour credited to an Employee under paragraphs (a), (b), or (c) above shall be credited in accordance with §2530.200b-2(b) and (c) of the U.S. Department of Labor’s Regulations, which hereby are incorporated by reference.
“Late Retirement” means the continued employment of an Active Participant after his or her Normal Retirement Date.
“Late Retirement Date” means the first day of the month coincident with or next following the actual retirement of a Participant who has been on Late Retirement.
“Leased Employee” means a person (other than an Employee of the Employer or an affiliate) who pursuant to an agreement between the Employer or an affiliate and any other person (“leasing organization”) has performed services for the Employer, its affiliates or related persons (determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis (as defined for purposes of Section 414(n) of the Code) for a period of at least one year, and such services are performed under primary direction or control by the Employer or an affiliate. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer or an affiliate shall be treated as provided by the Employer or an affiliate.
A Leased Employee shall not be considered an Employee of the Employer or an affiliate if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 132(f)(4), Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) Of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the Employer or an affiliate’s non-highly compensated workforce.
“Normal Retirement Date” means the first day of the month coincident with or next following the Participant’s 65th birthday.

“One-Year Break in Service” means a Plan Year during which an Employee completes no more than 500 Hours of Service. Hours of Service shall be recognized for a “permitted eave of absence” or a “maternity or paternity leave of absence” solely for purposes of determining whether a Participant has incurred a One-Year Break in Service.
Effective as of August 5, 1993, any period during which an Employee is absent from work on a family and medical leave of absence shall not constitute a period of severance to the extent required by the Family and Medical Leave Act of 1993.
To the extent required by the Family and Medical Leave Act of 1993, Years of Service credited for a family and medical leave of absence shall be that which would normally have been credited but for such absence and shall be credited solely for purposes of eligibility to participate, vesting and changes in the provisions of the Plan.
A “permitted leave of absence” means an unpaid, temporary cessation from active employment with the Employer or a Group member pursuant to a nondiscriminatory policy established by the Committee.
A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the Plan Year in which the absence from work begins, only if such credit is necessary to prevent the Employee from incurring a One-Year Break in Service, or, in any other case, in the immediately following Plan Year. The Hours of Service credited for a “maternity or paternity leave of absence” shall” be those which would normally have been credited but for such absence, or, in any case which the Committee is unable to determine such hours normally credited, eight Hours of Service per day. No more than 501 Hours of Service shall be credited for any maternity or paternity leave of absence.
“Participant” means any person participating in the Plan in accordance with the provisions of Section 2. “Active Participant” means a Participant who is working for an Employer and who completes at least 1,000 Hours of Service for his or her Employer(s) during a given Plan Year.
“Plan” means the Monro Muffler Brake, Inc. Retirement Plan as herein set forth, or as it may be amended from time to time.
“Plan Year” means:
the 12 consecutive month period beginning February 1, 1972 and ending January 31, 1973 and each 12 consecutive month period beginning on February 1 through February 1, 1979;
the short year beginning on February 1, 1979 and ending on March 31, 1979; the 12 consecutive month period beginning April 1, 1979 and ending March 31, 1980 and each 12 consecutive month period beginning on April 1 through March 31 thereafter.
“Predecessor Employer” means a firm absorbed by the Company through a change of name, merger, acquisition or a change of corporate status, or a firm of which the company was once a part.
“Pre-Retirement Survivor Annuity” means the annuity described in Section 3.3.
“Qualified Joint & One-Half Survivor Annuity” means an annuity payable for the life of a Participant (which is the Actuarial Equivalent of the Standard Form of Benefit for an unmarried Participant) with an annuity payable for life continuing, after the Participant’s death, to his or her Spouse. The amount continued to the Spouse shall be 1/2 of the amount payable to the Participant.

“Service” means employment with an Employer or Group member.
“Social Security Benefit” means the monthly amount available at age 65 to a Participant, as his or her Old-Age Insurance Benefit (excluding any benefit available on behalf of a spouse or other dependent) under the provisions of Title 11 of the Federal Social Security Act in effect on the earlier of age 65 or the date of his or her termination of employment with his or her Employer, whether or not such amount is actually paid without regard to any increases in the wage base or benefit levels that take effect after the date of termination of employment provided that if the Participant retires prior to his or her Social Security Retirement Age, his or her Social Security Benefit shall be estimated assuming the last full calendar years Compensation continues until he or she attains the Social Security Retirement Age. If a Participant terminates employment prior to age 55 and is eligible for a deferred vested benefit, the Social Security Benefit shall be estimated assuming the last full calendar years Compensation continues until his or her Social Security Retirement Age. Such amount shall be determined in accordance with uniform rules adopted by the Committee, and the fact that a Participant does not actually receive such amounts because of a failure to apply or continuance of employment or for any other reasons shall be disregarded.
“Special Early Retirement” means retirement of a Participant after age 60 but before age 65, provided that the Participant has at least 20 Years of Vesting Service at the time of retirement.
“Special Early Retirement Date” means the date prior to Normal Retirement Date on which a Participant’s retirement benefit payments commence, which date shall be the first day of the month coincident with or next following the date on which a Participant commences Special Early Retirement, or such later date (prior to Normal Retirement Date) as the Participant shall select.
“Spousal Consent” means written consent by the Participant’s Spouse to an election, designation of Beneficiary, or similar action by the Participant, which consent acknowledges the effect of such election, designation or action and is witnessed by a notary public; or “deemed consent” in which the Committee is satisfied that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of other circumstances which may be provided by applicable law.
Any consent or deemed consent with respect to a Spouse which satisfies these requirements shall-be-effective only with respect to such Spouse-and may not be revoked by such Spouse with respect to the election, designation or other action to which such consent pertains.
Any consent of the Spouse to a waiver of the Qualified Joint & One-Half Survivor Annuity also must consent to the election of the Participant to the form of payment selected, and any waiver of the Qualified Joint & One-Half Survivor Annuity also must provide for the consent of the Spouse to the designation of Beneficiary if the primary Beneficiary is anyone other than the Spouse.
“Spouse” or “Surviving Spouse” means a person to whom a Participant is legally married on the earlier of (a) the date on which the Participant’s retirement benefit commences, or (b) the date of the Participant’s death. For purposes of the Pre-Retirement Survivor Annuity (as defined in Section 1.33) a Spouse shall not be considered a Surviving Spouse unless the Participant and the Spouse had been married throughout the 1-year period ending on the date of the Participant’s death.
To the extent provided under a qualified domestic relations order as defined in Code §414(p), the term shall include a former spouse.
“Standard Form of Benefit” means the form of retirement benefit specified in Section 5.1.
“Trust” or “Trust Fund” means the trust fund created by the provisions of the Plan which set forth the terms under which the Trustees shall hold and administer the assets of the Plan.
“Trust Agreement” means the agreement entered into between the Company and the Trustee as provided for in Section 8, as the same is amended from time to time.

“Trustee” or “Trustees” means the person or persons who are selected by the Board of Directors who may at any time be acting as a Trustee or Trustees under the Plan.
“Year of Service” means any Plan Year, whether before or after the Effective Date, during which an Employee completes at least 1,000 Hours of Service.
Service with a Group member shall be treated as employment with the Employer solely for purposes of determining Years of Service under this Plan.
A Participant who is on a leave of absence with the Armed Forces of the United States, shall accrued Years of Service while on such leave of absence, and if such Participant does not return to active employment with an Employer within the time limit required to retain his or her reemployment rights under the applicable Federal laws, the Participant shall be considered to have terminated employment as of the beginning of the period in which he or she incurs a One-Year Break in Service.
For purposes of Section 3.1(b)(ii), Years of Service with a Predecessor Employer shall be included as Service with the Employer. Such predecessor service shall be includible as Years of Service only if the service was continued without interruption with the Employer. Predecessor service performed as a sole-proprietor or partner shall be excluded. This service shall be included only to the extent that such inclusion does not result in a duplication of benefits by reason of being covered under any other separate non-governmental pension or profit sharing plan to which the Employer contributes.
“Year of Vesting Service” means any 12 consecutive calendar month period, on or after the Effective Date, during which an Employee completes at least 1,000 Hours of Service.
Prior to April 1, 1979, such 12 consecutive month period shall be based on the Employees date of hire and each anniversary thereafter. For periods beginning on or after April 1, 1979, such 12 consecutive month period shall be the Plan Year.
Service with a Group member shall be treated as employment with the Employer solely for purposes of determining Years of Service under this Plan.
A Participant who is on a leave of absence with the Armed Forces of the United States, shall accrued Years of Vesting Service while on such leave of absence, and if such Participant does not return to active employment with an Employer within the time limit required to retain his or her reemployment rights under the applicable Federal laws, the Participant shall be considered to have terminated employment as of the beginning of the period in which he or she incurs a One-Year Break in Service.
In the case of a Participant who does not have any vested-right to an Accrued Benefit, any Years of Service completed before he or she incurs a One-Year Break in Service shall not be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of (a) 5 or (b) the Participant’s Years of Service prior to such break. Years of Service completed before a given One-Year Break in Service shall not include any Year of Service that need not be taken into account because of a prior One-Year Break in Service.

In the case of a Participant who incurs a One-Year Break in Service, Years of Service before the Break shall not be required to be taken into account until he or she has completed a Year of Service after his or her return to employment.
PARTICIPATION
Age and Service Requirements
Each person who is a Participant of the Plan on March 31, 1989 shall continue to be a Participant, subject to the other provisions of the Plan.
On and after March 31, 1989, an Employee shall become a Participant on the Entry Date coincident with or next following the date on which he or she becomes an Eligible Employee.
For the purpose of this Section 2.1, an Employee’s Service shall commence on the date on which the Employee first performs an Hour of Service.
Notwithstanding any other provision in the Plan, no Participant shall accrue any additional benefit under the Plan for services rendered or compensation earned on or after September 30, 1999 and no Employee shall become a Participant in the Plan on or after such date.
Information at Participation
Upon becoming a Participant, an Employee shall provide any information necessary for purposes of administering the Plan that may be requested by the Committee.
Change of Classification
In the event that an Employee becomes an Eligible Employee, such Eligible Employee will become a Participant of this Plan, subject to the provisions of Section 2.1. Upon becoming a Participant he or she will be granted Years of Vesting Service under the Plan from the date on which he or she became an Employee of the Employer.
If a Participant ceases to be an Eligible Employee but continues as an Employee of the Employer or a Group member, he or she will continue to earn Years of Service.
Reinstatement and Reemployment
A Participant who incurs a One-Year Break in Service and then is reinstated or reemployed shall reenter this Plan upon completion of a Year of Service after his or her reinstatement or reemployment, retroactive to the date of reinstatement or reemployment. However, such Participant shall not be granted Years of Service for the period of employment prior to the break if (a) such Participant had previously acquired no vested rights under this Plan and (b) the number of the Participant’s consecutive One-Year Breaks in Service equals or exceeds the greater of (i) 5 or (ii) his or her Years of Service prior to the break in Service.

Any (non-Participant) Employee who terminates employment and is reemployed prior to incurring a One-Year Break in Service shall be treated, for purposes of this Plan, as though he or she never terminated employment. Such an Employee shall become a Participant as of the Entry Date coincident with or next following his or her reemployment date.
Any person who was a Participant in the Plan at the time of his or her termination, and who did not incur a One-Year Break in Service, shall immediately re-enter the Plan and shall continue to vest (starting at the same point in the vesting schedule at which he or she left oft) in both his or her pre-termination and post-termination Accrued Benefit.
Transferred Employees
In the event that an Active Participant transfers to the employment of another Employer participating in this Plan, he or she shall not be deemed to have terminated his or her participation in this Plan, but shall continue to accrue Years of Service.
Joint Employment
Any Employee employed by more than one Employer shall be considered to be an Employee of each such Employer for purposes of eligibility for participation in the Plan and benefit accrual under the Plan. However, if an Employee is employed by 2 or more Employers at the same time, his or her periods of joint employment shall not create more than one period of time for the purposes of determining Years of Service or Years of Vesting Service under this Plan. His or her Compensation from all Employers shall be aggregated for purposes of determining his or her benefit, and the cost of such benefit shall be shared ratably by his or her Employers.
Termination of Participation
Participation in the Plan shall cease (a) when a Participant dies, or (b) if a Participant incurs a One-Year Break in Service before he or she has acquired any vested interest in his or her Accrued Benefit, or (c) if a Participant receives a lump sum distribution (applicable to lump sums of $5,000 or less) of the Actuarial Equivalent of his or her vested benefit, provided he or she is not then accruing benefits hereunder or (d) if a Participant receives a distribution of the Actuarial Equivalent of his or her vested benefit in the form of an annuity contract purchased on his or her behalf by the Trustees provided he or she is not then accruing benefits hereunder.
BENEFITS
Retirement Benefits
Right to Benefit
A Participant who reaches Normal Retirement Date while in the employ of the Employer or a Group member shall have a nonforfeitable right to 100% of his or her Accrued Benefit.

Amount of Retirement Benefit
Subject to the limits set forth herein, including the limits of Section 3.6, the monthly normal retirement benefit payable to an Employee eligible therefore and commencing on his or her Normal Retirement Date shall be equal to the product of (i) and (ii) below:
an amount equal to 45% of his or her Average Monthly Compensation, reduced by 45% of his or her Social Security Benefit; and
a fraction, not greater than 1, the numerator of which is the Participant’s total number of Years of Service commencing with his or her date of hire and continues as if he or she remains an Employee until his or her Normal Retirement Date and the denominator of which is 10.
Early Retirement
The amount in the Standard Form of Benefit payable for Early Retirement Will be the Accrued Benefit determined at the date on which the Participant’s Service ceases, reduced, however, for early commencement in accordance with Section 5.2(g).
Special Early Retirement
The amount in the Standard Form of Benefit payable for Special Early Retirement will be the Accrued Benefit determined at the date on which the Participant’s Service ceases, unreduced for early commencement.
Late Retirement
A Participant may continue working after his or her Normal Retirement Date, but no retirement benefit shall be paid until the earlier of the date the Participant actually retires or the April 1 following the calendar year in which the Participant attains age 70-1/2.
The amount in the Standard Form of Benefit payable to a Participant who retires on his or her Late Retirement Date shall be equal to the amount determined under Section 3.1(b) as of the date on which the Participant’s Service ceases adjusted for late commencement in accordance with Section 5.2(h).
Termination of Employment
If a Participant’s employment with an Employer terminates for any reason other than retirement or death, the Participant shall be entitled to receive a benefit equal to his or her vested Accrued Benefit. Except as provided in Sections 5.2(b) and (g), this benefit shall become payable at the Participant’s Normal Retirement Date.
Vesting
A Participant who has completed at least 5 Years of Vesting Service shall be 100% vested in his or her Accrued Benefit.

Any Participant who reaches age 65 or satisfies the requirements for Early Retirement, whichever is earlier, while in the employ of the Employer shall be 100% vested in his or her Accrued Benefit.
If a Participant’s employment with the Employer terminates for any reason other than retirement, the Participant shall be entitled to receive a benefit equal to his or her vested Accrued Benefit. Except as provided in Sections 5.2(b) and (g), this benefit shall become payable at the Participant’s Normal Retirement Date.
Any Participant who has completed fewer than 5 Years of Vesting Service and has incurred a One-Year Break in Service shall not be vested in his or her Accrued Benefit and such Participant’s Accrued Benefit shall be forfeited when such Participant has incurred the 5th consecutive One-Year Break in Service.
Pre-Retirement Survivor Annuity
In General
Subject to the conditions set forth in this Section 3.3, if a married Participant with a vested right to an Accrued Benefit under Section 3 should die before his or her Annuity Starting Date, a Pre-Retirement Survivor Annuity, determined in accordance with paragraph (c) below, shall be payable to the Participant’s Spouse, except to the extent otherwise provided in Section 1.40 with respect to Qualified Domestic Relations Orders.
There shall be no pre-retirement survivor benefit payable on behalf of a Participant who is either (i) unmarried or (ii) not vested in his or her Accrued Benefit, should he or she die before his or her Annuity Starting Date.
Amount of Pre-Retirement Survivor Annuity
If the Participant’s death occurs after he or she would have been eligible for Early Retirement, Pre-Retirement Survivor Annuity benefits shall be payable to the Participant’s Spouse, commencing with the month following the month of the Participant’s death and continuing for the then remaining lifetime of the Spouse, in an amount equal to 50% of the amount of benefit which would have been payable to the Participant if he or she had retired on the day before his or her death and retirement benefit payments had then commenced (reduced under Section 5.2(g) to reflect early commencement), in the form of a Qualified Joint & One-Half Survivor Annuity.
If the Participant’s death occurs on or before the date he or she was eligible for Early Retirement, Pre-Retirement Survivor Annuity benefits shall be payable to the Participant’s Spouse, commencing with the month in which the Participant would have first been eligible for Early Retirement had the Participant survived, and continuing for the then remaining lifetime of the Spouse, in an amount equal to 50% of the amount of retirement benefit which would have been payable to the Participant if he or she had separated from Service on the date of his or her death (or date of separation from Service, if earlier), survived to the date the Participant would have been eligible for Early Retirement, retired and had retirement benefit payments commence (reduced under Section 5.2(g) to reflect early commencement) in the form of a Qualified Joint & One-Half Survivor Annuity, and died on the day after the date the Participant would have been first eligible for Early Retirement.
Claim for Benefits
Subject to paragraph (d), the Spouse may elect to defer commencement of the Pre-Retirement Survivor Annuity to no later than the date the Participant would have been eligible for Normal Retirement.
The Spouse must file a claim for benefits before payment of benefits will commence. The claim for benefits shall be in writing, in such form as the Committee shall designate, and shall include certifications as to the death of the Participant, the dates of birth of the Participant and of the Spouse, the date of marriage, and such other information as the Committee deems necessary.
Lump Sum Payment
If the Actuarial Equivalent value of a Pre-Retirement Survivor Annuity is $5,000 (or such greater amount as is permissible under Code §411(a)(11)) or less, payment to the Spouse shall be made in a lump sum as soon as practicable following the Participant’s death.
Limitations on Benefits
Basic Limitation
For any Plan Year, the total annual amount of a Participant’s benefit derived from Employer contributions under this Plan and under all other defined benefit plans of an Employer and of any Group member, shall not exceed the amount permitted under Code §415, increased for Active Participants as permitted under Code §415(d).
Dual Plan Limitation
If a Participant also is participating in one or more defined contribution plans of an Employer and of any Group member, the numerator of the defined benefit fraction (as defined in Code §415(e)(2)(A)) of this Plan for any Plan Year shall be limited (or reduced, if applicable) so that a “combined benefit factor” in excess of 1.0 shall not result, pursuant to Code §415(e).
Basic Limitation
Effective as of the first day of the first limitation year beginning on or after January 1, 2000 (the “Effective Date”), and notwithstanding any other provision of the Plan, the accrued benefit for any Participant shall be determined by applying the terms of the Plan implementing the limitations of Section 415 of the Code as if the limitations of Section 415 continued to include the limitations of Section 415(e) of the Code as in effect on the day immediately prior to the

Effective Date. For this purpose, the defined contribution fraction is set equal to the defined contribution fraction as of the day immediately prior to the Effective Date.
For limitation years beginning on and after April 1, 2001, for purposes of applying the limitations described in this Section 3.4 of the Plan, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.
Purchase of Annuities
The Committee may from time to time direct the Trustee to provide the benefits due to a particular Participant or Beneficiary through the purchase of annuity contracts or otherwise.
Cessation of Benefit Accruals
Notwithstanding any other provision in the Plan, no Participant shall accrue any additional benefit under the Plan for services rendered or compensation earned on or after September 30, 1999 and no Employee shall become a Participant in the Plan on or after such date.
CONTRIBUTIONS
Employer’s Contributions
The Contributions of each Employer shall be payable at such intervals and in such amounts as may be directed by the Employer.
Irrevocability of Employer’s Contributions
Contributions made by an Employer shall be irrevocable and shall be held by the Trustees in accordance with the provisions of Section 8, except as specifically provided in this Section 4.2. In the case of a contribution made by an Employer which is made by a mistake of fact, the contribution shall be returned to the Employer within 1 year of the date on which it was made. Any earnings attributable to a contribution made by a mistake of fact shall remain in the Trust Fund; any losses shall be deducted from the amount to be returned to the Employer.
In the case of a contribution conditioned upon deductibility by the Employer under Code §404, the contribution shall be returned to the Employer, to the extent that the contribution is disallowed, within 1 year of the disallowance. All contributions hereunder are conditioned upon their deductibility.
If an Employer contribution is conditioned upon qualification of the Plan under Code §401(a), and if the Plan does not so qualify, then this Section shall not prohibit the return of such contribution to the-Employer within 1 year after the date of denial of qualification of the Plan.

Adjustment for Gains
Actuarial gains, including forfeitures and dividends, to the extent that they exceed actuarial losses, will be used to reduce future contributions to the Plan by the Employers and shall not be applied to increase the benefits any Employee would otherwise receive under the Plan.
No Employee Contributions
Employees shall not be permitted to contribute to the Plan.
DISTRIBUTIONS
Standard Form of Benefit
The Standard Form of Benefit for an unmarried Participant (or a married Participant who has waived the Qualified Joint & One-Half Survivor Annuity pursuant to Section 6) is a life annuity.
In the event that a Participant has a Spouse on the date on which his or her retirement benefit payments are to commence, the Standard Form of Benefit shall be a Qualified Joint & One-Half Survivor Annuity that is the Actuarial Equivalent of the Standard Form of Benefit under (a) above, unless the Participant has elected, in accordance with Section 6, prior to the Annuity Starting Date, not to receive his or her retirement benefit in the form of a Qualified Joint & One-Half Survivor Annuity.
Time of Distribution
In General
Retirement benefit payments shall commence on a Participant’s Normal Retirement Date, or on a Participant’s Early Retirement Date, Special Early Retirement or Late Retirement Date, whichever is applicable.
Cashouts
If the Actuarial Equivalent value of the vested Accrued Benefit does not exceed $5,000 (or such greater amount as is permissible under Code §411(a)(11), the Committee shall direct the earlier single sum payment of the benefit. Single sum payments shall not include the present value of any Early Retirement or Special Early Retirement subsidies which may be available under the terms of the Plan as in effect on, the date of distribution.
Rollover Distributions
Notwithstanding any provisions to the contrary, an Employee, former Employee, Spouse or Surviving Spouse who is entitled to benefits under the Plan may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Employee, former Employer, Spouse or Surviving Spouse in a Direct Rollover.

Required Annuity Starting Date
In no event shall a Participant’s Annuity Starting Date be later than the earlier of (i) or (ii) below:
the 60th day after the close of the Plan Year in which the latest occurs:
the Participant reaches Normal Retirement Date;
the Participant’s Service terminates; or
the Participant’s 10th anniversary of Plan participation.
the later of April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires, except that for a 5-percent owner the date shall be the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.
Payments While in Service
Any benefits payable under the provisions of this Section prior to the Participant’s termination of Service shall be based on the Actuarial Equivalent of the Participant’s vested Accrued Benefit as of the end of the Plan Year preceding the date of payment, and shall be redetermined as of the first day of each- subsequent Plan Year, taking into account any additional accruals.
Frequency of Payments
Retirement benefit payments shall be made monthly, in installments of 1/12 the annual amount except that the Committee in its discretion may direct that payments be made less frequently than once a month. Any periodic payments to be made less frequently than once a month shall be made at least once in a 12 month period.
Early or Special Early Retirement
The amount of benefit (as specified in Section 3.1(c)) payable for Early Retirement shall be either:
The Accrued Benefit, commencing at age 65, based on the Participant’s Average Monthly Compensation and Years of Service at the Participant’s termination of employment and the Plan provisions in effect at such date, or
The Accrued Benefit, commencing at the optional Early Retirement Date, based on the Participant’s Average Monthly Compensation and Years of Service up to his or her actual termination of employment and the Plan provisions in effect at such date, but reduced as follows:

For Participants electing to commence early retirement before age 65 but at or after age 60, the normal retirement benefit shall be reduced by 1/15 for each year by which the Participant’s actual retirement precedes his or her Normal Retirement Date, and
For Participant’s electing to commence early retirement before age 60, the normal retirement benefit shall be further reduced by 1/30 for each year by which the Participant’s actual retirement date precedes the date of his or her 60th birthday.
The reductions shown above shall be prorated for a partial
year.
The amount of benefit (as specified in Section 3.1(d)) payable for Special Early Retirement shall be retirement benefit payments commencing at either age 65 or the optional Special Early Retirement Date, based on the Participant’s Average Monthly Compensation and Years of Service at the Participant’s termination of employment and the Plan provisions in effect at such date unreduced for early commencement.
If a Participant satisfies the service requirement for Early Retirement or Special Early Retirement at the time his or her employment terminates, and if the Participant subsequently attains the age at which he or she would have been eligible for Early Retirement or Special Early Retirement if his or her employment had not terminated, the Participant may elect to receive benefit payments commencing on the first day of any month after he or she attains such age. The benefit payable shall be determined as set forth in the preceding paragraph.
Late Retirement
The amount of benefit (as specified in Section 3.1(e)) payable for Late Retirement shall be the normal retirement benefit payments commencing at after age 65 based on the Participant’s Average Monthly Compensation and Years of Service at his or her Normal Retirement Date and the Plan provisions in effect at such date multiplied by the factor set forth in the table below for late commencement.

NUMBER OF YEARS LATE
RETIREMENT DATE FOLLOWS
NORMAL RETIREMENT DATE	FACTOR
1	1.06
2	1.12
3	1.19
4	1.26
5	1.34
6	1.42
7	1.50
8	1.58
9	1.67
10	1.76
The above factors shall be prorated for a partial year (counting a partial month as a complete month). Factors for numbers of years beyond 10 shall be determined using a consistently applied reasonable actuarial equivalent method.
Suspension of Benefits
Benefit payments suspended pursuant to §2530.203-3 of the U.S. Department of Labor’s Regulations shall, upon the Employee’s subsequent termination of employment, be resumed no later than the first day of the third month after the Employee ceases to be in “§203(a)(3)(B) service” pursuant to such Regulations, and any initial payment on resumption shall include the payment for the month of resumption and amounts withheld between the cessation of “§203(a)(3)(B) service” and the resumption of payments.
Optional Forms of Benefit Payment
Elections
Subject to the provisions of Section 6, each Participant may elect to receive his or her retirement benefit in one of the optional forms specified in Section 5.3(b).
Such election shall be made on the Appropriate Form within the 90-day period ending on the Annuity Starting Date and shall require Spousal Consent, where applicable under Section 1.39.
However, if the Actuarial Equivalent value of a Participant’s retirement benefit before his or her Annuity Starting Date is $5,000 (or such greater amount as is permissible under Code §41 l(a)(11)) or less, payment shall be made in a single sum without the consent of the Participant or the Participant’s Spouse.
A Participant may change his or her election of an optional form of benefit payment at any time prior to the Annuity Starting Date. A Participant may revoke his or her option election at any time prior to his or her Annuity Starting Date and receive the Standard Form of Benefit. No change may be made after the Annuity Starting Date. However, if a Participant retires on Early Retirement or Special Early Retirement and then is reemployed and again becomes an Active Participant in the Plan, he or she shall be entitled to elect an optional form of benefit payment, or to change such an election, as if he or she had never been retired.
Optional Forms
The optional forms of benefit payment which a Participant may elect are as follows:
Joint & Survivor Option
An annuity that is the Actuarial Equivalent of the Standard Form of Benefit and is payable for the life of a Participant, with the provision that after the Participant’s death his or her Beneficiary shall receive, for life, 100%, 66-2/3%, or 50% of the amount payable to the Participant.
Life & Period Certain Annuity Option
An annuity that is the Actuarial Equivalent of the Standard Form of Benefit and is payable for the life of a Participant or for a stated minimum period of years, whichever is longer, with the provision that after the Participant’s death his or her Beneficiary shall receive the balance of payments (if any) due during the stated minimum period of years. The Participant shall select a minimum period of 5, 10 or 15 years, provided that such minimum shall not exceed the life expectancy of the Participant.

If both the Participant and his or her designated Beneficiary die before the stated minimum period of years has expired, the balance of the payments due shall be paid to the estate of the Participant, or the party or parties entitled by law to receive such payment.
If a Participant who has elected this option dies before his or her Annuity Starting Date or before his or her first benefit payment is due, his or her election shall be considered null and void.
If a Participant’s designated Beneficiary predeceases him or her, the Participant may designate another Beneficiary. A Participant may change his or her designated Beneficiary at any time by filing a written notice of the change with the Committee, subject to Spousal Consent.
Life Annuity Option
An annuity that is payable for the life of a Participant.
If a Participant who has elected this option dies before his or her Annuity Starting Date and before his or her first benefit payment is due, his or her election shall be considered null and void.
Beneficiaries
Each Participant may designate on the Appropriate Form a Beneficiary or Beneficiaries to receive any payment(s) due under the Plan in the event of his or her death. The designation of a Beneficiary other than a Participant’s Spouse must be made with Spousal Consent. If a Participant fails to designate a Beneficiary, or if for any reason his or her designation is legally ineffective, or if no designated Beneficiaries survive to the date that a payment is due, payment shall be made to the Participant’s Spouse, if the Participant is married; otherwise, to the Participant’s estate.
A Participant may change his or her designated Beneficiary by filing written notice of the change with the Committee. Such a change must be made with Spousal Consent, and may be made at any time prior to the Annuity Starting Date or, with respect to optional forms of payment, at the times specified in 5.3(a) and/or 5.3(b)(ii).
Indirect Payment of Benefits
If any Participant or designated Beneficiary is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting for any payment due under this Plan, the Committee may direct that payment be made to the guardian or other legal representative of that Participant or Beneficiary, or, if there is none, to the person or institution then maintaining or having custody of that Participant or Beneficiary. Such payments shall constitute a full discharge with respect hereto.

Unclaimed Payments
If any amount is payable from the Trust Fund to any person and, after written notice from the Committee mailed to such person’s last known address, and such person shall not have presented himself or herself to the Committee within 2 years after the mailing of such notice, such amount shall be forfeited and applied to reduce Employer contributions; provided however, that the forfeited amount shall be restored and paid to the proper payee upon any ultimate claim for benefits by such proper payee.
Restrictions on Distributions
Any option which is available shall provide that the period over which payments are to be made to the Participant and his or her designated Beneficiary may not exceed the joint life and last survivor expectancy at actual retirement of the Participant and his or her Beneficiary; provided, however, that if the designated Beneficiary is other than the Spouse, the Participant must anticipate receiving more than 50% of the Actuarial Equivalent of his or her benefit calculated as of the date of his or her retirement.
No balance to be paid on the death of a Participant prior to the Participant’s Annuity Starting Date or upon the death of the Spouse shall be paid in installments over a period longer than 5 years from the date of death unless:
Payments are being made to the Participant’s Spouse and begin no later than the later of 1 year after the Participant’s death or the date on which the Participant would have reached age 70-1/2, and are to be paid over a period not longer than the lifetime (or life expectancy) of the Spouse; or
Payments are being made to a non-Spouse over a period no longer than the life (or life expectancy) of the Beneficiary, and distribution to the Beneficiary commences no later than 1 year after the Participant’s death (or Spouse’s death, where applicable).
Distributions made after the death of the Participant must be made at least as rapidly as under the method of distribution in effect prior to the Participant’s death.
Distributions will be made in accordance with Code §401(a)(9) and the regulations issued thereunder and such provisions shall override any distribution options in the Plan inconsistent with Code §401(a)(9).
Rehire After Termination of Employment
If a Former Participant again becomes a Participant, such renewed participation shall not result in duplication of benefits. Accordingly, if he or she has received a distribution of a vested Accrued Benefit under the Plan by reason of prior participation (and such distribution has not been repaid to the Plan with interest at the rate determined under Code §411(c)(2)(C), compounded annually from the date of distribution to the date of repayment, before the earlier of 5 years after the first date on which he or she is subsequently re-employed or the fifth consecutive One-Year Break in Service after the distribution), his or her Normal Retirement Benefit and Accrued Benefit shall be reduced by the Actuarial Equivalent (at the date of distribution) of the present value of the Accrued Benefit as of the date of distribution.
Eligible Rollover Distributions
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

For purposes of this Section, the following terms have the meanings indicated below:
An “Eligible Rollover Distribution” is any distribution of all or any portion of the vested balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
A “Distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.
A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
NOTICE AND WAIVER PROCEDURES
Qualified Joint & One-Half Survivor Annuity
At least 30 days but not more than 90 days before the Participant’s Annuity Starting Date, the Committee will supply the Participant with the Appropriate Form to describe the Qualified Joint & One-Half Survivor Annuity and provide a general explanation of the financial effect on the Participant’s benefit if he or she decides to accept the Qualified Joint & One-Half Survivor Annuity. The explanation will also explain the effect of an election option under Section 5.3. A Participant may waive this benefit and confirm any election of option within the 90 day period prior to his or her Annuity Starting Date, subject to Spousal Consent. Such a Participant who has waived the Qualified Joint &

One-Half Survivor Annuity may revoke such waiver at any time prior to his or her Annuity Starting Date, on the Appropriate Form, subject to Spousal Consent. For purposes of this paragraph, the Qualified Joint & One-Half Survivor Annuity payable with respect to a Participant who is unmarried shall be the Standard Form of Benefit payable under Section 5.1. Notwithstanding the above, a Participant may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date if the distribution commences more than 7 days after such explanation is provided.
Explanation of Rights
Any description under Section 6.1 above shall explain:
the terms and conditions of the Qualified Joint & One-Half Survivor Annuity;
the Participant’s right to waive, and the effect of a waiver of the Qualified Joint & One-half Survivor Annuity;
the need for Spousal Consent; and
the right to revoke, and the effect of a revocation, of a waiver of the Qualified Joint & One-Half Survivor Annuity
ADMINISTRATION OF THE PLAN
Plan Administrator
Monro Muffler Brake, Inc. shall be the “plan administrator” of the Plan within the meaning of §3(16) of ERISA, and the Plan’s “named fiduciary” for the purposes of §402(a) of ERISA. Administration of the Plan shall be the responsibility of the Committee except to the extent that authority to act for the Company has otherwise been reserved to the Board of Directors.
Appointment of the Committee
The Board may appoint one or more individuals to serve as the Committee who shall, on behalf of the Company, perform the duties of plan administrator. Any individuals, including but not limited to Employees and Participants, may be appointed to serve as members of the Committee. Such individuals shall. file a written consent to serve as a Committee member. Each Committee member shall serve until his or her resignation or dismissal by the Board. Vacancies shall be filled in the same manner as the original appointment. To resign, a Committee member shall give written notice which shall be effective on the earlier of the appointment of his or her successor or the passing of 60 days after such notice is mailed or personally delivered to the Board.
The Committee shall elect a Chairperson from their number and a Secretary who may, but need not be a member of the Committee; may appoint from their number such committees with Such powers as they shall determine; may authorize one or more of their number as agent to execute or deliver any instrument or make any payment on behalf of the Committee; and may retain counsel, employ agents and obtain clerical, consulting and accounting services as the Committee may require or deem advisable from time to time. The Committee shall hold meetings upon notice, at such place or places, and at such time or times and in such manner (by telephone or by use of a facsimile machine) as it may from time to time determine.
A majority of the Committee then in office shall constitute a quorum for the transaction of business at any meeting of the Committee. The vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the Committee. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting, if all the Committee members consent or have consented thereto in writing.
Responsibility of Committee
Subject to Section 7.1, the Committee shall be responsible for the administration, operation and interpretation of the Plan. The Committee shall establish rules from time to time for the transaction of its business. It shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of any person or class of person. Such decisions, actions and records of the Committee shall be conclusive and binding upon an Employer and all persons having or claiming to have any right or interest in or under the Plan.
The Committee shall maintain accounts to the extent it deems necessary or appropriate showing the fiscal transactions of the Plan.
Claims Procedure
In the event that any Participant or other payee claims to be entitled to a benefit under the Plan, and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant within 90 days of receipt of such claim that his or her claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or other payee and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial. Within 60 days after receipt of such notice, such claimant may request, by mailing or delivery of written notice to the Committee, a review by the Committee of the decision denying the claim. If the claimant fails to request such a review within such 60 day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant requests a review within such 60 day period, the Participant or other payee shall have 30 days after filing a request for review to submit additional written material in support of the claim. Within 60 days after the later of its receipt of the request for review or the request to submit additional written material, the Committee shall determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant notifies the Committee within 90 days after the mailing or delivery to him or her by the Committee of its determination; that the claimant intends to institute legal proceedings challenging the determination of the Committee, and actually institutes such legal proceedings within 180 days after such mailing or delivery.

Engagement of Accountant
The Company shall engage a “qualified public accountant” to prepare such audited financial statements of the operation of the Plan as shall be required by ERISA.
Limitation on Liability
The Committee shall not be liable for any act or omission on its part, excepting only its own willful misconduct or gross negligence or except as otherwise expressly provided by ERISA. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Committee against any and all claims, demands, suits or proceedings in connection with the Plan and Trust Fund that may be brought by Participants or their beneficiaries, Employees of participating Employers, or by any other person, corporation, entity, government or agency thereof; provided, however that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The Board at the expense of the Company, may settle such claim or demand asserted, or suit or proceedings brought, against the Committee when such settlement appears to be in the best interest of the Company.
Agent for Service of Process
The Committee or such other person as may from time to time be designated by the Committee shall be the agent for service of process under the Plan.
Delivery of Elections to Committee
All elections, designation, requests, notices, instructions and other communications required or permitted under the Plan from the Employer, a Participant, Beneficiary or other person to the Committee shall be on the Appropriate Form, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given or delivered only upon actual receipt thereof by the Committee at such location.
Delivery of Notice to Participants
All notices, statements, reports and other communications required or permitted under the Plan from the Employer or the Committee to any Employee, Participant, Beneficiary or other person, shall be deemed to have been duly given when delivered to, or when mailed by first class mail, postage prepaid, and addressed to such person at this address last appearing on the records of the Committee.

MANAGEMENT OF THE TRUST FUND
Trust Agreement
All assets of the Plan shall be held as a Trust Fund under a Trust Agreement with the Trustee for the exclusive benefit of Participants and their beneficiaries under the Plan, and paying the expenses of the Plan not paid directly by the Employer, and prior to the satisfaction of all liabilities with respect to such persons, no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of such persons. No such person, nor any other person, shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to or under the Trust Fund or any part of its assets, except to the extent expressly provided in the Plan.
Appointment of the Trustee
All contributions to the Trust Fund shall be delivered to the Trustee, who shall be appointed by the Committee, with such powers in the Trustee as to control and disbursement of the Trust Fund as shall be in accordance with the Plan and Trust Agreement. The Committee may remove the Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of the Trustee, the Committee shall designate a successor Trustee.
Investment Authority
Subject to the provisions of the Trust Agreement, the Committee may appoint, and shall retain the power to discharge or replace, an investment manager or managers to manage any assets of the Plan. Such investment manager or managers shall: (a) be registered as an investment advisor under the Investment Advisers Act of 1940; (b) be a bank, as defined in the Investment Advisers Act of 1940; or (c) be an insurance company qualified to manage, acquire or dispose of qualified plan assets under the laws of more that one State; and shall acknowledge in writing to the Trustee and the Committee that it is a fiduciary with respect to the Plan. Notwithstanding anything in the Plan to the contrary, the Trustee shall be relieved of the authority and discretion to manage and solely control the assets of the Plan to the extent that authority to acquire, dispose of, or otherwise manage the assets of the Plan is delegated to one or more investment managers in accordance with this Section.
Form of Disbursements
The Trustees shall determine the manner in which the Trust Fund shall be disbursed in accordance with the Plan and the provisions of the Trust Agreement, including the form of voucher or warrant to be used in authorizing disbursements and the qualifications of persons authorized to approve and sign the same and any other matters incident to the disbursement of the Trust Fund.
Expenses of the Plan
Unless paid by the Employer, the expenses of the administration of the Plan shall be deemed to be expenses of the Trust Fund.

CERTAIN RIGHTS AND OBLIGATIONS OF EMPLOYERS
Disclaimer of Employer Liability
It is the intention of the Employer to continue this Plan and to make contributions regularly each year, but nothing in the Plan shall be deemed to require an Employer to make contributions under this Plan, and no Employer shall be under any legal obligation to contribute to this Plan, except to the extent provided by law.
No liability shall attach to any Employer for payment of any benefit or claim under the Plan, and Participants and their Beneficiaries, and all persons claiming with respect to them, shall have recourse only to the Trust Fund for payment of any benefit or claim.
The rights of the Participants of the Plan, their Beneficiaries, and other persons are hereby expressly limited and shall be only the rights accorded them under the provisions of the Plan.
Employer-Employee Relationship
The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or otherwise act with relation to such person.
Nondiscriminatory Action
Any discretionary acts to be taken under the provisions of this Plan by an Employer or by the, Committee, with respect to the classification of employees, contributions, or distribution of benefits, shall be uniform and applicable to all Participants or Beneficiaries or other persons similarly situated.
NON-ALIENATION OF BENEFITS
Provision with Respect to Assignment and Levy
No benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, or charge, and any attempt to do so shall be void; nor shall any benefit under this Plan be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.
Notwithstanding any provision in the Plan to the contrary, the Committee shall take such steps as are necessary under the Plan to comply with the terms of any applicable “Qualified Domestic Relations Order” (as defined by Code §414(p)). The accrued benefits of any Participants subject to such an order shall be adjusted to reflect any payments made pursuant to such Order.
The Committee shall adopt such procedures as it deems necessary and appropriate to carry out the provisions of this Section.

Alternate Application
If any Participant or Beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any benefit under this Plan, except as may be specifically provided in the Plan, or if any benefit is levied upon, garnisheed, or attached, then payment of such benefit shall, at the discretion of the Committee, cease and terminate, and in that event the Committee may hold or apply such benefit or any part thereof for the benefit of the Participant or Beneficiary or his or her spouse, children, or other dependents in such manner and in such proportion as the Committee may .deem proper.
Payments to Minors, etc.
In the event any portion of the Trust Fund becomes distributable under the Plan to a minor or other person under legal disability, the Committee, in its sole discretion, may make such distribution in one or more of the following methods:
Directly to the minor or other person;
To the legal guardian or conservator of the minor or other person; or
To the spouse, parent, sibling, child, or other relative of the minor or other person for the use of the minor or other person.
The Committee shall not be required to see to the application of any distributions so made to any of such persons, but the receipts thereof shall be a full discharge of the liability of the Committee and the Trust Fund to such minor or other person.
AMENDMENT AND TERMINATION OF THE PLAN
Right to Amend
The Company reserves the right to modify or amend any or all of the provisions of this Plan, in whole or in part, at any time and from time to time, by action of the Board; provided however, that the Committee may adopt amendments which do not materially affect the cost of the Plan or which may be necessary or appropriate to facilitate. the administration, management or interpretation of the Plan or to conform the Plan thereto, or to qualify or to maintain the Plan and Trust as a plan and trust meeting the requirements of Code Sections 401(a) and 501(a), or any other applicable provisions of the law (including ERISA) and the regulations. Each participating Employer by its adoption of the Plan shall be deemed to have delegated authority to the Board and the Committee.
Anything in this Plan to the contrary notwithstanding, but consistent with applicable law, the Board in its sole discretion may make any modifications or amendments, additions or deletions in this Plan, as to benefits or otherwise, and retroactively if necessary, and regardless of the effect on the rights of any particular Participants, which it deems appropriate in order to bring this Plan into conformity with or to satisfy the conditions of any applicable laws or regulations, and in order that the Plan and the Trust may qualify and continue to qualify under Code §§401(a) and 501(a).

Right to Terminate
The Company reserves the right to terminate the Plan in full or in part at any time. Each Employer reserves the right to terminate this Plan with respect to its participating Employees. Upon the termination or partial termination of the Plan (if the Participant is affected by such partial termination), either with respect to the entire Plan or with respect to any Employer, participating in the Plan, every affected Participant shall be 100% vested in his or her Accrued Benefit.
Allocation of Assets on Termination
If the Plan is terminated, the assets of the Plan available to provide benefits shall be allocated among the Participants and Beneficiaries receiving or entitled to receive benefits in accordance with the priority classes established by ERISA. The respective amounts allocated to such priority classes shall be distributed to or set aside for the benefit of the persons entitled thereto in such manner as is determined by the Committee.
After the Plan has been terminated, the allocated assets shall be distributed to Participants and their Beneficiaries in the form of annuities, or, if the Actuarial Equivalent value of any benefit is $5,000 (or such greater amount as is permissible under Code §411(a)(11)) or less, in cash. Any residual assets shall be distributed to the Employer if all of the Plan’s liabilities to Participants and their Beneficiaries have been satisfied, and if the distribution does not contravene any provision of law.
Merger
Neither the merger of any Employer with any other company nor the merger or consolidation of this Plan with any other retirement plan whereby assets or liabilities are transferred shall result in the termination of this Plan, or be deemed a termination of employment with respects to any Employee.
The Plan may not merge, consolidate with or transfer assets or liabilities to another plan unless if the Plan then terminated, each Participant would be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.
Appendix to the Plan
Notwithstanding any provision in the Plan to the contrary, the Board of Directors may elect to have special provisions apply with respect to a member of the Group and the employees of such Group member. Such special provisions, which may differ from the provisions of the Plan applicable to other employees, will be stated in an Appendix to the Plan which shall be applicable to such Group member and its employees.
Prohibition Against Diversion
No part of the corpus or income of the Trust Fund shall, by reason of any modification of or amendment to the Plan, or otherwise, be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries under the Plan and for the payment of administrative expenses of the Plan, except as provided in Section 11.3.

MISCELLANEOUS PROVISIONS
Construction
The provisions of this Plan shall be construed, regulated, and administered according to the laws of the State of New York and ERISA.
Exhibits
Any Exhibits attached hereto, are hereby incorporated by reference and made a part of this Plan.
Execution
This Plan has been established by the Employer in accordance with the resolutions adopted by its Board and may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute one instrument, which may be sufficiently evidenced by any one counterpart.
Military Service
Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
PARTICIPATION IN THE PLAN BY SUBSIDIARIES OR GROUP MEMBERS
Participation by Subsidiaries or Group Members
Any subsidiary of the Company or Group member may, with the consent of the Board of Directors, become a party to this Plan by adopting the Plan for some or all of its Employees and by executing the Trust Agreement if required under such Trust Agreement. Upon the filing with the Committee of a certified copy of the resolutions or other documents evidencing the adoption of this Plan and a written instrument showing the consent of the Board to participation by such subsidiary or Group member and upon the execution of the Trust Agreement by such subsidiary or Group member, if required under such Trust Agreement, it shall be bound by all the terms thereof as they relate to its employees. Any contributions provided for in the Plan and made by such Employer shall become a part of the Trust Fund and shall be held by the Trustee subject to the terms and provisions of the Trust Agreement.
With the approval of the Company, a participating Employer may elect to have special provisions apply with respect to its Eligible Employees. Such special provisions, which may differ from the provisions of the Plan applicable to Employees of other Employers, shall be stated in an Appendix to the Plan which is applicable to such Employer.

Withdrawal of Participating Employers
In the event that an organization which has become a participating Employer pursuant to the provisions of Section 13.1, should cease to be a Group member or subsidiary of the Company, such organization shall forthwith be deemed to have withdrawn from the Plan and the Trust Agreement. Any one or more of the employers may voluntarily withdraw from the Plan by giving 6 months notice in writing of such intention to withdraw to the Board of Directors and to the Trustee (unless a shorter notice shall be agreed to by the Board of Directors and by the Trustee).
Upon any such withdrawal by any such Employer the Trustee shall determine that portion of the Trust Fund allocable to the Participants and their beneficiaries thereby affected, consistent with the provisions of ERISA and the regulations thereunder. Subject to the provisions of ERISA and regulations thereunder the Trustee shall then set aside from the trust assets then held by them, such securities and other property as they shall deem to be equal in value to the portion of the Trust Fund so allocable to the withdrawing Employer. At the discretion of the Trustee and subject to the provisions of ERISA and regulations thereunder the Trustee shall either (a) hold such assets so set aside and to apply the same for the exclusive benefit of the Participants and beneficiaries so affected on the same basis as if the Trust had been terminated pursuant to Section 11.2 upon the date of such withdrawal, or (b) deliver such assets to a Trustee to be selected by such withdrawing Employer.
IN EVENT PLAN BECOMES TOP-HEAVY
Special Top-Heavy Definitions
For purposes of this Section 14, the following terms shall have the following meanings:
“Determination Date” means, with respect to any Plan Year, the last Valuation Date of the preceding Plan Year.
“Key Employee” means a Participant or former Participant who is a “key employee” as defined in Code §416(i).
“Permissive Aggregation Group” means, with respect to a given Plan Year, this Plan and all other plans of the Employer and Group members (other than those included in the Required Aggregation Group) which, when aggregated with the Plans in the Required Aggregation Group, continue to meet the requirement of Code §§401(a)(4) and 410.
“Present Value of Accrued Benefit” means, in determining the value of any individual’s account or the present value of his or her accrued pension under this Plan or any other plan in the Aggregation Group:
the value of such account or the present value of such Accrued Benefit shall be increased by the aggregate distributions made with respect to such individual from such Plan Year during the 5 year period ending on the Determination Date;

rollover contributions and transfers from other plans shall not be taken into account to the extent provided under Code §416 and the regulations thereunder;
for Plan Years beginning after December 31, 1984, if any person had not performed any services for the Employer or any Group member at any time during the 5 year period ending on the Determination Date, then the Participant’s Present Value of Accrued Benefit and account balances shall not be taken into account; and
the present value of such Accrued Benefit for a defined benefit plan shall be determined by using actuarial assumptions set forth in the applicable Exhibit to the Plan.
“Required Aggregation Group” means with respect to a given Plan Year, (i) this Plan, (ii) each other plan of the Employer and a Group member in which a Key Employee is a participant, and (iii) each other plan of the Employer and a Group member which enables a plan described in (i) or (ii) to meet the requirements of Code §401(a)(4) or Code §410, regardless of whether the plan has terminated.
“Top-Heavy” means, with respect to the Plan for a Plan Year that the Present Value of Accrued Benefit of Key Employees exceeds 60% of the Present Value of Accrued Benefit of all Participants. For the purpose of making a determination as to the topheaviness of this Plan under Code §416(g), this Plan will be aggregated with any other plan maintained by the Employer and/or a Group member in the Aggregation Group. Pursuant to Code §416(g), the Top-Heavy Ratio for Key Employees for any Plan Year shall be determined as of the Determination Date based on the actuarial assumptions set forth in the applicable Exhibit to the Plan and the Present Value of Accrued Benefit determined by such assumptions as of the “Valuation Date.” For purposes of this Exhibit, the Valuation Date is any day within the Plan Year in which such Determination Date occurs on which the plan is valued for determining Plan costs.
Effective December 31, 1987, the Present Value of Accrued Benefit under any defined benefit plan used in testing whether the plan is top heavy shall be determined as if pensions accrue ratably unless the same accrual rate is used for all plans maintained by the Employer.
“Top-Heavy Group” means, with respect to a given Plan Year, a group of plans of the Employer which, in the aggregate, meet the requirements of the definition contained in Code §416(g)(2)(b).
Special Top-Heavy Provisions
Notwithstanding any other provisions of the Plan to the contrary, the following provisions of this Section 14.2 shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy.
The Minimum Pension shall be payable to any Employee who is not a Key Employee equal to 2% of annual compensation, averaged over the consecutive Top-Heavy Plan Years (not in excess of 5) that produce the highest average, for each Year of Service as a Participant completed after December 31, 1983 during which any Top-Heavy Plan Year ended, to a maximum of 20%. Such Minimum Pension shall commence to a single Participant in the form of a single life annuity only (with no ancillary benefits) at Normal Retirement Date; provided, however, that if payments commence other than at Normal Retirement Date, the Minimum

Pension must be at least the Actuarial Equivalent of the Minimum Pension payable at Normal Retirement Date.
This provision shall not apply to the extent minimum pension or contributions required under Code §416 are provided under another qualified plan maintained by the Employer.
In order to comply with the requirements of Code §416(h), in the case of a Participant who is or has also participated in a defined contribution plan of the Employer (or any Group member that is required to be aggregated with the Employer in accordance with Code §415(h)) in any Plan Year in which the Plan is Top-Heavy, there shall be imposed under such defined contribution plan the following limitation in addition to any limitation which may be imposed as described in Section 3.4(b). In any such year, for purposes of satisfying the aggregate limit on contributions and benefits imposed by Code §415(e), benefits payable from this Plan shall, except as hereinafter described, be reduced so as to comply with a limit determined in accordance with Code §415(e), but with the number “1.0” substituted for the number “1.25” in the defined benefit plan fraction” (as defined in Code §415(e)(2)) and in the “defined contribution plan fraction” (as defined in Code §415(e)(3)).
The following vesting schedule shall be substituted for the provision appearing in Section 3 of the Plan:

Years of Vesting Service	Vested Percentage
At least 2	20%
At least 3	40%
At least 4	60%
5 or more	100%
In the event that a Plan Year which follows a Top-Heavy Plan Year is not in itself a Top-Heavy Plan Year, then the vested percentage of each Participant who completed less than 3 Years of Service at the end of the last Top-Heavy Plan Year shall be determined without regard to this Article 14 but in no event shall his or her vested percentage of his or her Accrued Benefit at the date the Plan ceases to be Top-Heavy be reduced. A Participant who has 3 or more Years of Service at the end of a Top-Heavy Plan Year shall always be vested under either Section 3 of the Plan or this Section 14, whichever provision provides the more favorable vesting for such Participant.
In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Section 14 are no longer necessary for the Plan to meet the requirements of Code §401 or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.
IN WITNESS WHEREOF, and as evidence of the adoption of the amended and restated Plan Retirement Plan by the Company, it has caused the same to be signed by its officer duly authorized, and its corporate seal, if applicable, to be affixed this       day of                     , 2002.

ATTEST:	MONRO MUFFLER BRAKE, INC.

By:

Secretary		Chief Financial Officer

EXHIBIT A
CALCULATION OF OPTIONAL FORMS OF BENEFIT
DETERMINATION OF ACTUARIAL EQUIVALENCE -
OTHERWISE PAYABLE BENEFIT MULTIPLIED BY APPROPRIATE ADJUSTMENT
FACTOR
(MONTHLY RETIREMENT ANNUITY PER $1 PER MONTH)
[FOR PURPOSES OF THESE TABLES AGE MEANS AGE AT NEAREST BIRTHDAY]
The amount of a benefit to be paid in an optional form shall be equal to the product of (a) the Employee’s Accrued Benefit and (b) the Straight Life Adjustment Factor divided by the applicable optional form adjustment factor.

LIFE ANNUITY
AGE	STRAIGHT LIFE ADJUSTMENT FACTORS
50	129.16
51	127.74
52	126.25
53	124.71
54	123.11
55	121.45
56	119.71
57	117.91
58	116.02
59	114.05
60	112.02
61	109.91
62	107.75
63	105.52
64	103.21
65	100.85
66	98.45
67	96.03
68	93.60
69	91.18
70	88.76
71	86.36
72	83.99
73	81.62
74	79.23
75	76.79

CERTAIN AND LIFE ANNUITY

	CERTAIN PERIOD ADJUSTMENT FACTORS
AGE	60 MONTHS	120 MONTHS	180 MONTHS
50	129.76	131.38	133.68
51	128.40	130.17	132.68
52	126.98	128.91	131.65
53	125.51	127.61	130.60
54	123.98	126.28	129.53
55	122.40	124.90	123.45
56	120.75	123.47	127.36
57	119.03	122.01	126.26
58	117.25	120.51	125.16
59	115.41	118.98	124.07
60	113.51	117.43	122.98
61	111.55	115.86	121.90
62	109.55	114.29	120.83
63	107.50	112.72	119.79
64	105.41	111.14	118.77
65	103.29	109.58	117.78
66	101.16	108.02	116.82
67	99.03	106.50	115.91
68	96.92	105.00	115.05
69	94.83	103.53	114.24
70	92.75	102.10	113.48
71	90.69	100.73	112.78
72	88.66	99.40	112.13
73	86.64	98.13	111.53
74	84.61	96.91	110.98
75	82.60	95.74	110.48

50% JOINT & SURVIVOR ANNUITY ADJUSTMENT FACTORS

Age of Contingent
Annuitant	50	55	60	65	70	75
50	135.17	130.22	124.45	117.83	110.78	104.19
51	134.93	129.92	124.07	117.36	110.23	103.59
52	134.72	129.62	123.69	116.89	109.67	102.97
53	134.49	129.33	123.31	116.41	109.09	102.34
54	134.29	129.03	122.92	115.91	108.50	101.68
55	134.07	128.74	122.54	115.41	107.89	101.01
56	133.87	128.44	122.14	114.90	107.26	100.32
57	133.66	128.15	121.74	114.37	106.62	99.60
58	133.44	127.85	121.33	113.83	105.96	98.86
59	133.23	127.55	120.91	113.27	105.28	98.10
60	133.02	127.25	120.49	112.70	104.59	97.31
61	132.81	126.95	120.06	112.13	103.88	96.51
62	132.61	126.65	119.62	111.55	103.18	95.70
63	132.41	126.34	119.18	110.95	102.46	94.88
64	132.20	126.03	118.74	110.36	101.74	94.03
65	131.99	125.71	118.29	109.75	101.02	93.18
66	131.77	125.39	117.64	109.16	100.31	92.33
67	131.56	125.08	117.40	108.59	99.62	91.49
68	131.36	124.78	116.98	108.04	98.96	90.67
69	131.17	124.50	116.58	107.54	98.33	89.87
70	130.98	124.23	116.22	107.07	97.72	89.09
71	130.82	124.00	115.89	106.65	97.16	88.34
72	130.68	123.80	115.62	106.27	96.62	87.62
73	130.57	123.63	115.38	105.92	96.11	86.92
74	130.47	123.49	115.15	105.57	95.59	86.23
75	130.38	123.34	114.92	105.21	95.07	85.53

66 & 2/3% JOINT & SURVIVOR ANNUITY ADJUSTMENT FACTORS

Age of Contingent
Annuitant	50	55	60	65	70	75
50	137.17	133.14	128.59	123.49	118.12	113.32
51	136.86	132.74	128.08	122.87	117.37	112.52
52	136.57	132.34	127.58	122.24	116.64	111.70
53	136.27	131.95	127.07	121.39	115.87	110.86
54	135.99	131.56	126.56	120.94	115.08	109.98
55	135.71	131.17	126.04	120.26	114.27	109.09
56	135.43	130.77	125.52	119.58	113.43	108.16
57	135.16	130.39	124.99	118.88	112.58	107.21
58	134.87	129.98	124.44	118.15	111.69	106.22
59	134.58	129.59	123.88	117.41	110.79	105.20
60	134.31	129.19	123.31	116.65	109.86	104.15
61	134.03	128.79	122.74	115.89	108.93	103.09
62	133.76	128.38	122.16	115.11	107.98	102.01
63	133.50	127.98	121.57	114.32	107.03	100.91
64	133.22	127.56	120.98	113.52	106.07	99.78
65	132.93	127.13	120.38	112.72	105.11	98.65
66	132.64	126.71	119.78	111.93	104.16	97.51
67	132.36	126.30	119.19	111.17	103.24	96.39
68	132.09	125.90	118.63	110.44	102.36	95.29
69	131.84	125.52	118.10	109.77	101.52	94.23
70	131.59	125.16	117.62	109.14	100.71	93.18
71	131.37	124.85	117.19	108.58	99.96	92.18
72	131.19	124.58	116.82	108.07	99.24	91.23
73	131.04	124.36	116.50	107.61	98.56	90.30
74	130.90	124.17	116.20	107.14	97.87	89.37
75	130.78	123.97	115.89	106.67	97.17	88.44

100% JOINT & SURVIVOR ANNUITY ADJUSTMENT FACTORS

Age of
Contingent
Annuitant	50	55	60	65	70	75
50	141.17	138.99	136.88	134.81	132.80	131.59
51	140.71	138.39	136.12	133.88	131.70	130.39
52	140.27	137.79	135.36	132.93	130.58	129.16
53	139.83	137.21	134.60	131.96	129.42	127.89
54	139.41	136.61	133.83	130.98	128.24	126.58
55	138.99	136.03	133.06	129.97	127.02	125.23
56	138.57	135.44	132.27	128.94	125.77	123.85
57	138.15	134.85	131.47	127.89	124.49	122.42
58	137.72	134.25	130.65	126.80	123.16	120.94
59	137.30	133.66	129.81	125.69	121.80	119.40
69	136.88	133.06	128.96	124.56	120.42	117.83
61	136.46	132.46	128.10	123.40	119.01	116.24
62	136.06	131.85	127.23	122.24	117.59	114.61
63	135.66	131.24	126.35	121.06	116.17	112.97
64	135.24	130.61	125.46	119.86	114.73	111.28
65	134.81	129.97	124.56	118.65	113.28	109.57
66	134.38	129.33	123.66	117.47	111.87	107.88
67	133.95	128.72	122.78	116.32	110.49	106.20
68	133.55	128.12	121.93	115.23	109.16	104.54
69	133.17	127.56	121.15	114.23	107.90	102.95
70	132.80	127.02	120.42	113.28	106.69	101.38
71	132.47	126.55	119.77	112.44	105.55	99.88
72	132.20	126.15	119.22	111.68	104.48	98.46
73	131.97	125.82	118.74	110.98	103.46	97.05
74	131.78	125.53	118.29	110.29	102.42	95.67
75	131.59	125.23	117.83	109.57	101.38	94.26

EXHIBIT B
CALCULATION OF LUMP SUMS
Morality:
The Applicable Mortality Table as defined under Treasury Regulations §1.417(e)-l (or successor Regulations).
Interest:
The annual interest rate on 30-year Treasury securities as specified by the Commissioner for the month of February preceding the Plan Year of the distribution. For purposes of these assumptions, February shall be the “lookback month” and the Plan Year shall be the “stability period” as defined under Treasury Regulations §1.417(e)-l.

EXHIBIT C
LIMITATION ON CERTAIN BENEFITS
Anything in the Plan to the contrary notwithstanding, the following limitations shall apply to the payment of certain benefits:
For distributions made before January 1, 1994:
(1)	Employer contributions on behalf of any of the 25 highest paid employees at the time the plan is established and whose anticipated annual benefit exceeds $1,500 will be restricted as provided in paragraph (2) upon the occurrence of the following conditions:
(a)	The plan is terminated within 10 years after its establishment,

(b)	The benefits of such highest paid employee became payable within 10 years after the establishment of the plan, or

(c)	If Code §412 (without regard to Code §412(h)(2)) does not apply to this plan, the benefits of such employee become payable after the plan has been in effect for 10 years, and the full current costs of the plan for the first 10 years have not been funded.
(2)	Employer contributions which may be used for the benefit of an employee described in paragraph (1) shall not exceed the greater of $20,000, or 20% of the first $50,000 of the employee’s compensation multiplied by the number of years between the date of the establishment of the plan and:
(a)	If 1(a) applies, the date of the termination of the plan,

(b)	If 1(b) applies, the date the benefits become payable, or

(c)	If 1(c) applies, the date of the failure to meet the full current costs.
(3)	If the plan is amended so as to increase the benefit actually payable in the event of the subsequent termination of the plan, or the subsequent discontinuance of contributions thereunder, then the provisions of the above paragraphs shall be applied to the plan as so changed as if it were a new plan established on the date of the change. The original group of 25 employees (as described in (1) above) will continue to have the limitations in (2) apply as if the plan had not been changed. The restrictions relating to the change of plan should apply to benefits or funds for each of the 25 highest paid employees on the effective date of the change except that such restrictions need not apply with respect to any employee in this group for whom the normal annual pension or annuity provided by employer contributions prior to that date and during the ensuing ten years, based on his rate of compensation on that date, could not exceed $1,500.
The employer contributions which may be used for the benefit of the new group of 25 employees will be limited to the greater of:
(a)	The employer contributions (or funds attributable thereto) which would have been applied to provide the benefits for the employee if the previous plan had been continued without change;

(b)	$20,000; or

(c)	The sum of (i) the employer contributions (or funds attributable thereto) which would have been applied to provide benefits for the employee under the previous plan if it had been terminated the day before the effective date of change, and (ii) an amount computed by multiplying the number of years for which the current costs of the plan after that date are met by (A) 20 percent of his annual compensation, or (B) $10,000, whichever is smaller.
(4)	Notwithstanding the above limitations, the following limitations will apply if they would result in a greater amount of employer contributions to be used for the benefit of the restricted employee:
(a)	In the case of a substantial owner (as defined in §4022(b)(5) of ERISA), a dollar amount which equals the present value of the benefit guaranteed for such employee under §4022 of ERISA, or if the plan has not terminated, the present value of the benefit that would be guaranteed if the plan terminated on the date the benefit commences, determined in accordance with regulations of the Pension Benefit Guaranty Corporation (PBGC); and

(b)	In the case of other restricted employees, a dollar amount which equals the present value of the maximum benefit described in §4022(b)(3)(B) of ERISA (determined on the earlier of the date the plan terminates or the date benefits commence, and determined in accordance with regulations of PBGC) without regard to any other limitations in §4022 of ERISA.
(5)	If, as of the date this plan terminates, the value of plan assets is not less than the present value of all Accrued Pensions (whether or hot nonforfeitable) distributions of assets to each Member equal to the present value of that Member’s Accrued Pension will not be discriminatory if the formula for computing benefits as of the date of termination is not discriminatory.

All present values and the value of plan assets will be computed using assumptions satisfying §4044 of ERISA.
Upon the occurrence of the above situation the amount by which the value of plan assets exceed the present value of Accrued Pensions (whether or not nonforfeitable) will revert to the employer.
(6)	Notwithstanding the otherwise applicable restrictions on distributions of benefits incident to early plan termination, a Member’s otherwise restricted benefit may be distributed in full upon depositing with an acceptable depository property having a fair market value equal to 125% of the amount which would be repayable had the plan terminated on the date of the lump sum distribution. If the market value of the property held by the depository falls below 110% of the amount which would be repayable if the plan were then to terminate, additional property necessary to bring the value of the property held by the depository up to 125% of such amount will be deposited.
For Distributions made on or after January 1, 1994:
(7)	(a) The benefits provided by Employer contributions for Highly Compensated Employees and Highly Compensated Former Employees (as described in Code §414(q)) shall be limited upon the Plan’s termination to a benefit that is nondiscriminatory under Code §401(a)(4); and
(b)	Subject to the provisions of Section (b) of this Exhibit B, the annual I payment of benefits provided by Employer contributions for the 25 highest-paid Highly Compensated Employees and Highly Compensated Former Employees (as described in Code §414(q)) shall not exceed the annual payments that would be made under a single life annuity that is the actuarial equivalent of the Member’s accrued benefit and other benefits under the Plan.
The restrictions contained in sub-Section (b) above do not apply if:
(i)	after payment of benefits to a Member described in sub-Section (b) above the value of the Plan’s assets equals or exceeds 110% of its current liabilities (as defined in Code §412(1)(7); or

(ii)	the value of the benefits payable to a Member described in sub-Section (b) above is $5,000 or less; or

(iii)	the value of the benefits payable to a Member described in sub-Section (b) is less than 1% of its current liabilities (as defined in Code §412(l)(7)); or

(iv)	prior to receipt of a distribution the Member agrees that upon distribution he or she Will promptly deposit in escrow with an acceptable depository property, having a fair market value equal to at least 125% of the Restricted Amount (as defined below). Alternatively, the repayment agreement may be secured by a bank letter of credit or by posting a bond equal to at least 100% of the Restricted Amount. For this purpose, the bond must be furnished by an insurance company, bonding company or other surety approved by the U.S. Treasury Department as an acceptable surety for federal bonds, and

(v)	the Member agrees with the following provisions of this sub-Section (b)(v):
(A)	amounts in the escrow account in excess of 125% of the Restricted Amount may be paid to the Member. Where the repayment obligation has been secured by a bank letter of credit or a bond, any liability in excess of 100% of the Restricted Amount may be released; and

(B)	the Member has the right to receive any income from the property placed in escrow, provided however, that if the market value of the property in the escrow account falls below 110% of the Restricted Amount, the Member must deposit additional property to bring the value of the property held by the depository up to 125% of the Restricted Amount; and

(C)	A depository may not redeliver to a Member any property held under a repayment agreement, other than amounts in excess of 125% of the Restricted Amount, and a surety or bank may not release any liability on a bond or letter of credit unless the Committee certifies to the depository, surety or bank that the Member (or the Member’s estate) is no longer obligated to repay any amount under the repayment agreement. The Committee will make such a certification if any time after the distribution commences either (I) the value of Plan assets equals or exceeds 110% of the value of current liabilities; or (II) the value of the

Member’s future Nonrestricted Limit (as defined below) constitutes less than 1% of the value of current liabilities; or (III) the value of the Member’s future Nonrestricted Limit does not exceed $5,000; or (IV) the Plan has terminated and the benefit received by the Member is nondiscriminatory.
For purposes of the above, the following definitions shall apply:
“Restricted Amount” is the excess of the Accumulated Amount (as defined below) of distributions made to the Member over the Accumulated Amount of the Member’s Nonrestricted Limit (as defined below).
“Nonrestricted Limit” is equal to the payments that could have been distributed to the Member, commencing when the distribution commenced to the Member, had the Member received payments in the form described in Section (7)(b) of this Exhibit B.
“Accumulated Amount” is the amount of a payment increased by a reasonable amount of interest from the date the payment was made (or would have been made) until the date for the determination of the Restricted Amount.
In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Exhibit C are no longer necessary for the Plan to meet the requirements of Section 401 or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity ,of further amendment to the Plan.